SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

H.B. FULLER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5158

Dear Shareholder:

Our 2006 Annual Meeting of Shareholders will be held on Thursday, April 6, 2006, at the Minnesota History Center, 345 Kellogg Boulevard West, Saint Paul, Minnesota. The meeting will begin promptly at 2:00 p.m. Please join us. Parking at the History Center for attendance at the Annual Meeting is complimentary. Parking vouchers will be available in the lobby of the History Center.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. Also enclosed is a copy of our 2005 Annual Report, including our Annual Report on Form 10-K. We hope you find these materials informative and useful. You can also view these materials on the Internet at www.hbfuller.com.

Your vote is important, so please sign and return the enclosed proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like to vote your shares.

Sincerely,

ALBERT P.L. STROUCKEN
Chairman of the Board, President and Chief Executive Officer

March 6, 2006	PROXY STATEMENT

DIRECTIONS TO THE MINNESOTA HISTORY CENTER

345 Kellogg Boulevard West

St. Paul, Minnesota

651-296-6126 or

1-800-657-3773

Directions:

From the north:    Take I-35E south to St. Paul. Follow signs to I-94 west and take the Marion Street exit. Go left on Marion, crossing over I-94, and follow signs to Kellogg Blvd. The History Center is straight ahead. After traffic lights at intersection of John Ireland and Kellogg, get into the left-turn lane. This takes you to the parking lot.

From the south:    Take I-35E north and exit at Kellogg Boulevard. Turn left on Kellogg and take the first right into the parking lot.

From the east:    Take I-94 west. Exit at Marion Street and go left on Marion, crossing over I-94. Follow the signs for Kellogg Boulevard. After the intersection of Kellogg and John Ireland boulevards, get into the left-turn lane. This takes you to the parking lot.

From the west:    Take I-94 east to the Marion Street/Kellogg Boulevard exit. Follow the signs for Kellogg. After the intersection of Kellogg and John Ireland boulevards, get into the left-turn lane. This takes you to the parking lot.

By public transportation:    The Minnesota History Center is served by buses from Minneapolis, St. Paul, Bloomington and surrounding suburbs. For bus schedules, call Metro Transit at 612-373-3333.

PARKING:    Parking is available in the parking lot adjacent to the History Center.

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5158

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, April 6, 2006, at 2:00 p.m. Central Time

Place:	Minnesota History Center
345 Kellogg Boulevard West
St. Paul, Minnesota

Items of Business:	The election of three directors for a three-year term.

The approval of the Amended and Restated Year 2000 Stock Incentive Plan.

The ratification of the appointment of KPMG LLP as H.B. Fuller’s independent auditors for the fiscal year ending December 2, 2006.

Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 17, 2006.

Voting by Proxy:	Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and mail it in the enclosed envelope. No postage is required if the proxy card is mailed in the United States. Instead of mailing the proxy card, you may enter voting instructions by telephone at 1-800-560-1965 or via the Internet at www.eproxy.com/ful/.

Annual Report:	H.B. Fuller’s 2005 Annual Report including our Annual Report on Form 10-K for the fiscal year ended December 3, 2005, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors

Timothy J. Keenan
General Counsel and Corporate Secretary

March 6, 2006

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 6, 2006

The Board of Directors of H.B. Fuller Company is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 6, 2006, and at any adjournment and reconvening of the meeting. We began mailing this Proxy Statement and the enclosed form of proxy on March 6, 2006.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, Shareholders will act upon the matters disclosed in the Notice of Annual Meeting that preceded this Proxy Statement. These include the election of three directors, approval of the Amended and Restated Year 2000 Stock Incentive Plan and ratification of the appointment of our independent auditors.

We will also consider any other business that may properly be presented at the meeting, and management will report on H.B. Fuller’s performance during the last fiscal year and respond to questions from Shareholders.

How does the Board recommend that I vote?

The Board of Directors recommends a vote for all of the nominees for director, for approval of the Amended and Restated Year 2000 Stock Incentive Plan and for the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 2, 2006.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on February 17, 2006, you are entitled to vote at the meeting.

As of the record date, 29,390,990 shares of Common Stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, such as the H.B. Fuller 401(k) Thrift Plan, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a street name holder, you will receive a “voting instructions” card, which appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the Shareholders?

Holders of Common Stock are entitled to one vote per share. Therefore, a total of 29,390,990 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of Shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A Shareholder is counted as present at the meeting if the Shareholder is present and votes in person at the meeting or the Shareholder has properly submitted a proxy by mail, telephone or via the Internet.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting either:

•	over the telephone by calling 1-800-560-1965;

•	electronically, using the Internet at www.eproxy.com/ful/; or

•	by mailing in the enclosed proxy card.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the enclosed proxy card. If you wish to vote using the paper proxy card, please return your signed proxy card to us before the meeting. You may also vote in person at the meeting.

If you hold your shares in street name, you must vote your shares following the procedures indicated to you by your broker or nominee on the enclosed voting instructions card.

What does it mean if I receive more than one proxy card or voting instructions card?

It means you hold shares of H.B. Fuller stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you vote by telephone or via the Internet, vote once for each proxy card you receive. If you would like to consolidate your accounts please contact our stock transfer agent, Wells Fargo Bank, at 1-800-468-9716.

Can I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote such shares at the meeting.

What vote is required for the proposals to be approved?

With respect to the election of directors, the three director nominees receiving the most votes for their election will be elected directors. With respect to approval of all other matters to come before the meeting, including the approval of the Amended and Restated Year 2000 Stock Incentive Plan and the ratification of the appointment of KPMG LLP as the independent auditors of the Company, the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote on each matter is required.

How are votes counted?

Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval of the Amended and Restated Year 2000 Stock Incentive Plan and the ratification of the appointment of KPMG LLP.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares may not be voted. In this situation, a “broker non-vote” may occur. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered as entitled to vote on the proposal in question, and, therefore, will not affect the outcome of the vote with respect to that proposal.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

•	FOR all of the nominees for director;

•	FOR the approval of the Amended and Restated Year 2000 Stock Incentive Plan;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the 2006 fiscal year; and,

•	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy card or voting instructions card.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

•	by sending a written notice of revocation to the Corporate Secretary of the Company;

•	by submitting another properly signed proxy card at a later date to the Corporate Secretary;

•	by submitting another proxy by telephone or via the Internet at a later date; or

•	by voting in person at the meeting.

If you are a street name holder, please consult your broker, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have retained Morrow & Company, Inc. to assist in the solicitation of proxies for a fee of approximately $5,500.00 plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by directors, officers and regular employees of the Company. These individuals will receive no compensation (other than their regular salaries) for these services.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much H.B. Fuller Common Stock each director and executive officer listed in the Summary Compensation Table in this Proxy Statement beneficially owned as of January 31, 2006 (unless otherwise noted). The table also shows the beneficial ownership of H.B. Fuller Common Stock by all directors and executive officers of H.B. Fuller as a group. In addition, the table shows all shareholders known to us to be the beneficial owners of more than 5% of H.B. Fuller Common Stock.

In addition to the shares listed in this table, certain executive officers and directors hold phantom stock units that will be paid out in shares of H.B. Fuller Common Stock. These units are subject to the same economic risk as a direct investment in H.B. Fuller Common Stock. As of January 31, 2006, in addition to the amounts shown below, the executive officers and directors, as a group, held phantom stock units representing 126,393 shares of H.B. Fuller Common Stock.

Unless otherwise noted, the Shareholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Mairs and Power, Inc.	2,288,200	(1)	7.8%
Dimensional Fund Advisors, Inc.	1,524,500	(2)	5.2%
Knut Kleedehn	3,478	(3)(4)	*
J. Michael Losh	3,380	(3)(4)	*
Richard L. Marcantonio	1,322	(3)(4)	*
Lee R. Mitau	14,896	(3)(4)	*
Alfredo L. Rovira	1,371	(3)(4)	*
John C. van Roden, Jr.	5,121	(3)(4)	*
R. William Van Sant	6,370	(3)(4)	*
Albert P.L. Stroucken	568,630	(5)	1.9%
John A. Feenan	42,314	(6)	*
Stephen J. Large	64,512	(7)	*
Michele Volpi	23,260	(8)	*
Jose Miguel Fuster (Retired effective 1-3-06)	27,324	(9)	*
All directors and executive officers as a group (17 people)	844,068	(10)	2.8%

*	Indicates less than 1%.

(1)	As of December 31, 2005. This information is in accordance with Schedule 13G filed by the holder. The holder reported that, as an investment advisor under the Investment Advisors Act of 1940, it furnishes investment advice to two investment companies and serves as an investment manager to certain other commingled group trusts and separate accounts. In this capacity, the holder has sole voting power and dispositive power over all of the shares. In addition, the holder disclaims beneficial ownership of all of the shares. Also, the interest of one person, Mairs and Power Growth Fund, Inc., an investment company registered under the Investment Company Act of 1940, in the Common Stock of H.B. Fuller Company, amounted to 2,202,000 shares or 6.9% of the total outstanding Common Stock at December 31, 2005. The holder’s address is W-1520 First National Bank Building, 332 Minnesota Street, Saint Paul, Minnesota 55101-1363.

(2)	As of December 31, 2005. This information is in accordance with Schedule 13G filed by the holder. The holder reported that, as an investment advisor under the Investment Advisors Act of 1940, it furnishes investment advice to four investment companies and serves as an investment manager to certain other commingled group trusts and separate accounts. In this capacity, the holder has sole voting power and dispositive power over all of the shares. In addition, the holder disclaims beneficial ownership of all of the shares. The holder’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(3)	Includes the following shares of Common Stock that were awarded under the 1998 Directors’ Stock Incentive Plan, including shares acquired upon reinvestment of dividends:

Knut Kleedehn	1,376	Alfredo L. Rovira	1,371
J. Michael Losh	1,376	John C. van Roden, Jr.	1,345
Richard L. Marcantonio	1,322	R. William Van Sant	1,368
Lee R. Mitau	9,171

(4)	Excludes Common Stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “How are directors compensated?” These Common Stock units are not entitled to vote at the meeting. The number of units credited to each director participating in this plan is as follows:

Knut Kleedehn	7,493	Alfredo L. Rovira	4,665
J. Michael Losh	14,584	John C. van Roden, Jr.	1,355
Richard L. Marcantonio	3,625	R. William Van Sant	10,916
Lee R. Mitau	23,753

(5)	Includes 63,796 shares of restricted Common Stock subject to forfeiture, 1,612 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 388,538 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 35,127 Common Stock units credited to Mr. Stroucken’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan described in the “Executive Compensation” section of this Proxy Statement. These Common Stock units are not entitled to vote at the meeting.

(6)	Includes 15,237 shares of restricted Common Stock subject to forfeiture, 270 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 26,807 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 8,504 Common Stock units credited to Mr. Feenan’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. These Common Stock units are not entitled to vote at the meeting.

(7)	Includes 16,272 shares of restricted Common Stock subject to forfeiture, 1,525 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 46,488 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 921 restricted stock units which are subject to forfeiture and 4,569 Common Stock units credited to Mr. Large’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. Neither the restricted stock units nor Common Stock units are entitled to vote at the meeting.

(8)	Includes 11,432 shares of restricted Common Stock subject to forfeiture, 530 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 11,029 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 1,508 Common Stock units credited to Mr. Volpi’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. These Common Stock units are not entitled to vote at the meeting.

(9)	Mr. Fuster’s holdings shown are as of January 3, 2006, the date of Mr. Fuster’s retirement from the Company. Includes 1,324 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 23,711 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 10,412 restricted stock units which are subject to forfeiture and 4,659 Common Stock units credited to Mr. Fuster’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. Both the restricted stock units and the Common Stock units vested upon Mr. Fuster’s retirement.

(10)	Includes 130,774 shares of restricted Common Stock subject to forfeiture, 8,485 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 546,034 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 11,333 restricted stock units which are subject to forfeiture (including 10,412 shares held by Mr. Fuster which vested upon his retirement on January 3, 2006) and 122,744 Common Stock units credited to the directors and executive officers as a group under their individual accounts under the Directors’ Deferred Compensation Plan and the Key Employee Deferred Compensation Plan (including 4,659 Common Stock units held by Mr. Fuster which vested upon his retirement). Neither the restricted stock units nor Common Stock units are entitled to vote at the meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During our 2005 fiscal year, we paid U.S. Bank National Association approximately $354,976, plus interest payments on outstanding debt owed, for certain credit, trustee and credit card services provided to us and our subsidiaries during the 2005 fiscal year. Lee R. Mitau, a director of the Company, is the Executive Vice President and General Counsel of U.S. Bancorp, the ultimate parent company of U.S. Bank. We believe that these services were provided under terms no less favorable to us than are available to other customers of U.S. Bank. We expect to continue to acquire such services from U.S. Bank during the 2006 fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of H.B. Fuller’s securities with the Securities and Exchange Commission (SEC). These reports are available for review on our website: www.hbfuller.com/Investor Relations/SEC Filings. Directors and executive officers are required to furnish us with copies of these reports. Based solely on a review of these reports and written representations from the directors and executive officers, we believe that all directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2005, except for Albert P.L. Stroucken, Chairman of the Board, President and Chief Executive Officer, and Knut Kleedehn, director, who each filed one late report in connection with the vesting of restricted shares of the Company’s Common Stock.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal

The Board of Directors is currently composed of eight directors and divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class I directors, consisting of Richard L. Marcantonio, Alfredo L. Rovira and Albert P.L. Stroucken, will expire at the Annual Meeting.

At the Annual Meeting, three persons are to be elected as Class I directors to hold a three-year term of office from the date of their election until the 2009 Annual Meeting and until their successors are duly elected and qualified. The three nominees for election as Class I directors are Richard L. Marcantonio, Alfredo L. Rovira and Albert P.L. Stroucken, all of whom are currently directors. All of the nominees have agreed to serve as a director if elected. Following the meeting, the Board will be composed of eight directors. Pursuant to the Company’s Bylaws, no more than 15 persons may serve on the Board. For information on how a Shareholder may suggest a person to be a nominee to the Board, see “How can a Shareholder suggest a candidate for election to the Board?”

The term of office for Class II directors, consisting of Knut Kleedehn and John C. van Roden, Jr., will expire at the Annual Meeting in 2007 and the terms of Class III directors, consisting of J. Michael Losh, Lee R. Mitau and Robert William Van Sant, will expire at the Annual Meeting in 2008. Mr. Marcantonio was elected by the Board of Directors on September 29, 2004. All of the other directors were elected to the Board of Directors by the Shareholders.

We will vote your shares as you specify when providing your proxy. You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board of Directors. If you submit your proxy without voting instructions, we will vote your shares FOR the election of the three nominees. If, for any reason, any nominee becomes unable to serve before the election, we will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class I directors.

The three director nominees receiving the most votes for their election will be elected directors.

The Board of Directors recommends a vote FOR election of each of the nominees.

Who are the nominees?

The nominees provided the following information about themselves as of January 31, 2006.

Richard L. Marcantonio

Age:	55

Director Since:	2004

Principal Occupation:	Chairman and Chief Executive Officer of G&K Services, Inc., a provider of uniform rental services, located in Minnetonka, MN.

Business Experience:	Mr. Marcantonio has served as a director of G&K Services, Inc. since November 2003, and as Chairman and Chief Executive Officer since November 2005, prior to which he served as President and Chief Executive Officer from January 2004 to November 2005 and President and Chief Operating Officer from July 2002 to January 2004. From March 2002 until July 2002, Mr. Marcantonio served as President of the Industrial and Service Sectors at Ecolab, Inc., a leading global developer and marketer of cleaning and maintenance products. Mr. Marcantonio also served as Senior and/or Executive Vice President of Ecolab’s industrial group from March 1997 to December 2000, and as Executive Vice President of Ecolab’s Industrial and Service Sectors from January 2001 until March 2002.

Other Directorships:	Mr. Marcantonio is a director of G&K Services, Inc.
Alfredo L. Rovira

Age:	61

Director Since:	2003

Principal Occupation:	Managing partner of the law firm of Brons & Salas, and Co-Chairman of the Corporate Law Department of that firm, located in Buenos Aires, Argentina.

Business Experience:	Mr. Rovira has been associated with Brons & Salas since 1970. At Brons & Salas, Mr. Rovira has had extensive experience as an arbitrator involving both domestic and multinational companies. He has also written and taught extensively on legal topics.

Albert P.L. Stroucken

Age:	58

Director Since:	1998

Principal Occupation:	Chairman of the Board, President and Chief Executive Officer, H.B. Fuller Company.

Business Experience:	Mr. Stroucken was elected Chairman of the Board in October 1999. He has been President and Chief Executive Officer of H.B. Fuller since April 1998. He was General Manager, Inorganics Division of Bayer AG from 1997 to 1998. Prior to that position, he served as Executive Vice President and President of Industrial Chemicals Division, Bayer Corporation from 1992 to 1997.

Other Directorships:	Mr. Stroucken is a director of Baxter International, Inc. and Owens-Illinois, Inc.

How can a Shareholder suggest a candidate for election to the Board?

The Corporate Governance and Nominating Committee of the Board nominates all candidates for election to the Board. Generally, current directors or management have identified candidates for consideration by the Committee. For this annual meeting, non-management directors identified all the nominees and no fees were paid to any third party with respect to the identification of any nominee for election at the meeting. If appropriate in the future, the Committee could engage a third person for a fee to assist in the process of identifying potential nominees. The Committee also will consider candidates put forward by any Shareholder. No Shareholder identified any candidate during fiscal year 2005. Any Shareholder interested in suggesting a candidate for election to the Board should contact the Corporate Governance and Nominating Committee through the Corporate Secretary.

The Committee assesses candidates to identify persons with the judgment, experience, independence and other attributes that the Committee concludes are pertinent in light of the Board’s current needs. The Board believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity.

Who are the remaining directors?

The directors not standing for election at the meeting and whose service will continue until the end of their respective terms also provided the following information about themselves as of January 31, 2006.

Class II (Term Ending in 2007)

Knut Kleedehn

Age:	68

Director Since:	2001

Principal Occupation:	Private Investor

Business Experience:	Mr. Kleedehn was with Bayer AG from 1960 to 2001. At Bayer, he served in a series of senior management roles as President and Senior Country Representative of Bayer for Japan and Korea, co-chair of Bayer do Brasil, General Manager of Bayer’s Pigments and Ceramics Division, and CEO of three Bayer chemical divisions and several subsidiaries.

John C. van Roden, Jr.

Age:	57

Director Since:	2003

Principal Occupation:	Executive Vice President and Chief Financial Officer at Glatfelter, Inc., a specialty paper producer located in York, Pennsylvania.

Business Experience:	Mr. van Roden was appointed Executive Vice President and Chief Financial Officer of Glatfelter, Inc. in February 2005. From 2003 to February 2005 he served as Senior Vice President and Chief Financial Officer of Glatfelter, Inc. He served as Senior Vice President and Chief Financial Officer for Conectiv, an energy company located in Wilmington, Delaware, from 1998 to 2003 and at Lukens, Inc., a specialty steel producer located in Coatesville, Pennsylvania, from 1982 to 1998.

The Board of Directors has determined that Mr. van Roden is an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.

Other Directorships:	Mr. van Roden is a director of Ascendant Capital Partners and Semco Energy Gas Company.

Class III (Term Ending in 2008)

J. Michael Losh

Age:	59

Director Since:	2001

Principal Occupation:	Private Investor

Business Experience:	Mr. Losh was the interim Chief Financial Officer of Cardinal Health, Inc., a provider of products and services for the health care market, located in Dublin, Ohio, from July 2004 to May 2005. He was the Chairman of Metaldyne Corporation, a global designer and supplier of high quality, metal-formed components, assemblies and modules for the transportation industry headquartered in Plymouth, Michigan, from 2000 to 2002. Prior to that position, Mr. Losh was employed by General Motors Corporation from 1964 to 2000. At General Motors he served in a variety of operating and financial posts in the U.S., Mexico and Brazil, including general manager of both the Pontiac and Oldsmobile divisions. From 1994 to 2000, Mr. Losh was Chief Financial Officer of General Motors.

The Board of Directors has determined that Mr. Losh is an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.

Other Directorships:

AON Corporation; AMB Property Corp.; Cardinal Health, Inc.; MASCO Corporation; Metaldyne Corporation; TRW Automotive Holdings Corporation.

In addition to H.B. Fuller, Mr. Losh serves on the audit committees of AMB Property Corp., MASCO Corp., Metaldyne Corp. and TRW Automotive Holdings Corp. The Board of Directors of H.B. Fuller has determined that such simultaneous service does not impair Mr. Losh’s ability to effectively serve on the Company’s Audit Committee. This determination reflects Mr. Losh’s experience and understanding of financial statements, accounting principles and controls and audit committee functions gained throughout his professional career, and his availability to devote time and attention to his service on each committee.

Lee R. Mitau

Age:	57

Director Since:	1996

Principal Occupation:	Executive Vice President and General Counsel, U.S. Bancorp, a bank holding company headquartered in Minneapolis, Minnesota.

Business Experience:	Mr. Mitau has been Executive Vice President and General Counsel of U.S. Bancorp since 1995.

Other Directorships:	Mr. Mitau is Chairman of the Board of Graco Inc.

R. William Van Sant

Age:	67

Director Since:	2001

Principal Occupation:	Chairman at Paladin, a manufacturing company of heavy-duty construction products headquartered in Cedar Rapids, Iowa.

Business Experience:	Mr. Van Sant has served as Chairman at Paladin from July 2005 to the present. He served as Chairman and Chief Executive Officer of Paladin from October 2003 to July 2005. Mr. Van Sant has also been an Operating Partner of Norwest Equity Partners, a leveraged buyout capital firm headquartered in Minneapolis, Minnesota, since 2001. He was Chairman, Director and Chief Executive Officer of Nortrax, Inc., a distributor of John Deere construction equipment in Minneapolis, Minnesota, from 1999 to March, 2001, and was Chairman and Chief Executive Officer of Lukens, Inc., a specialty steel producer located in Coatesville, Pennsylvania, from 1991 to 1998.

Other Directorships:	Mr. Van Sant is a director of Graco Inc.

Does the Board have written corporate governance guidelines?

The Board, upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines that summarize many of the corporate governance principles, which the Board has followed in governing the Company. The guidelines are available for review at www.hbfuller.com/InvestorRelations/Board of Directors. A printed copy of the guidelines may also be obtained by sending a request to the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

Is a majority of the Board independent of management?

Pursuant to our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange, the Board has determined that all members, other than Mr. Stroucken, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with the Company. In assessing the materiality of any person’s relationship with H.B. Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between the Company and each director but also any relationships between H.B. Fuller and any entity with which a director is affiliated.

What is the Board’s policy with respect to attendance?

Directors are expected to attend the annual meeting of Shareholders and all meetings (including teleconference meetings) of the Board and each committee on which they serve. The Board, Compensation Committee and Corporate Governance and Nominating Committee each held five scheduled meetings during the 2005 fiscal year. The Audit Committee held 21 meetings during the 2005 fiscal year, eleven of which were teleconference meetings. During the fiscal year, the directors attended 97% of the meetings of the Board and Board committees on which the directors served. In addition, seven of the then-serving directors attended the Company’s Annual Meeting of Shareholders held on April 14, 2005.

What are the roles of the Board’s committees?

The Board of Directors is responsible for the overall affairs of the Company. The Board conducts its business through meetings of the Board and three standing committees: Audit; Compensation; and Corporate Governance and Nominating. The Board has adopted a written charter for each committee. The Audit Committee charter is attached as Appendix A to this Proxy Statement. In addition, the charters for each of these committees are available for review at www.hbfuller.com/Investor Relations/Board of Directors. Printed copies of these charters may also be obtained by sending a request to the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683. When necessary, the Board also establishes ad hoc committees to address specific issues.

Audit Committee

J. Michael Losh (Chair)	Alfredo L. Rovira
Richard L. Marcantonio	John C. van Roden, Jr.

Number of Meetings in fiscal year 2005: Twenty-One

Functions:    The Audit Committee appoints the independent auditors to audit the Company’s consolidated financial statements, oversees the audit and the independence and performance of independent public auditors, determines and pre-approves the type and scope of all audit, audit-related and non-audit services provided by our independent auditors, oversees our internal audit function, reviews the performance of our retirement plans and reviews the annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. This Committee also monitors compliance with our Code of Business Conduct.

All of the members of the Audit Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the New York Stock Exchange and applicable federal law and regulation. The Board of Directors has determined that Mr. J. Michael Losh and Mr. John C. van Roden, Jr. satisfy the requirements of an audit committee financial expert as such term is defined under applicable federal law and regulation. The Audit Committee Report for fiscal year 2005 is included in this Proxy Statement.

Compensation Committee

R. William Van Sant (Chair)	Lee R. Mitau
Knut Kleedehn

Number of Meetings in fiscal year 2005:    Five

Functions:    The Compensation Committee establishes overall compensation programs and practices for executives and directors, reviews and approves compensation, including salary, incentive programs, stock-based awards, perquisites and supplemental benefits for executives who report to the Chief Executive Officer and the directors, and monitors the competitiveness, fairness and equity of our retirement plans. This Committee also has the authority to administer our stock-based compensation plans and individual awards.

All of the members of the Compensation Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange. The report of the Compensation Committee on Executive Compensation for fiscal year 2005 is included in this Proxy Statement.

Corporate Governance and Nominating Committee

Lee R. Mitau (Chair)	R. William Van Sant
Knut Kleedehn

Number of Meetings in fiscal year 2005: Five

Functions:    The Corporate Governance and Nominating Committee reviews matters of corporate governance, including reviewing our organizational structure and succession planning, and policies and practices relating to significant issues of corporate, social and public concern. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for re-election. The Corporate Governance and Nominating Committee reviews a director’s continued service if a director’s occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, President and Chief Executive Officer, and directors, and makes recommendations to the Board regarding any Shareholder proposals.

This Committee considers Shareholder recommendations for potential director nominees. Suggestions may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. See “How can a Shareholder suggest a candidate for election to the Board?”

All of the members of the Corporate Governance and Nominating Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange.

The Chair of the Corporate Governance and Nominating Committee acts as the Presiding Director of the Board. At each regularly scheduled meeting of the Board of Directors, the Presiding Director leads a discussion at which only independent directors are present.

How are directors compensated?

The form and amount of compensation for each director is determined and reviewed at least annually by the Compensation Committee. Such compensation reflects the philosophy and practice for boards of similar public companies and is comprised of cash and H.B. Fuller Common Stock (or its equivalents). We have and maintain goals for stock ownership by all non-employee directors.

The following fees are paid to all directors who are not employees of the Company:

Annual Board retainer	$32,000
Annual retainer for Audit Committee Chair	$10,000
Annual retainer for Compensation Committee Chair and Corporate Governance and Nominating Committee Chair	$5,000
Daily attendance fee for each Board meeting	$1,000
Attendance fee for each Committee meeting, either in person or via telephone	$1,000
Attendance fee for each Committee ad-hoc telephone meeting	$500

We also reimburse each director for any out-of-pocket expenses related to attendance at any meeting or arising from other Company business.

Mr. Stroucken, as our President and Chief Executive Officer, does not receive separate compensation for serving as Chairman of the Board of Directors nor for attendance at any meeting.

In addition to the retainer, meeting and attendance fees described above, the Board believes it is important that each director have an economic stake in our Common Stock. As a result, the Compensation Committee typically makes an annual grant of shares of restricted Common Stock or restricted Common Stock units to each non-employee director. During fiscal year 2005, the Compensation Committee made a discretionary grant of 1,345 H.B. Fuller Common Stock units to each non-employee director under the Directors’ Deferred Compensation Plan. This plan is described below.

In addition, each director typically receives a one-time grant of H.B. Fuller Common Stock (or its equivalent) upon his/her initial election to the Board. During fiscal year 2005, Mr. Marcantonio received a grant of 1,300 shares of restricted Common Stock under the Directors’ Stock Incentive Plan. This plan is described below. These shares vest four years from the date of grant subject to continued service during that period.

Directors’ Deferred Compensation Plan.    Under this plan, directors may elect to defer all or a percentage of their retainer, attendance or meeting fees. In addition, the Compensation Committee may make discretionary contributions to a participant’s Common Stock account under this plan. As described above, during fiscal year 2005, the Committee exercised this discretion and granted each non-employee director 1,345 H.B. Fuller Common Stock units under this plan.

Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock as elected by the director prior to deferring any retainer or fees. Directors who elect their retainer, attendance or meeting fees to be deferred into H.B. Fuller Common Stock units as an investment are credited with phantom stock units that will be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends, if any, paid on an equal number of shares of H.B. Fuller Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of H.B. Fuller Common Stock on the dividend payment date. If a participant elects to defer retainer, attendance or meeting fees to the H.B. Fuller Common Stock account in this plan, we make a 10% matching contribution of additional phantom stock units to the amount invested in H.B. Fuller Common Stock by the director. The phantom stock units credited to the directors’ accounts do not have voting rights.

Any amounts deferred under this plan are paid in shares of H.B. Fuller Common Stock or cash at the earliest to occur of:

•	the last date on which the director serves as a director (that is, the date of resignation or removal from the Board or the end of the director’s elected term) or on the first, second, third, fourth or fifth anniversary of such date, as may be elected by the director in advance;

•	disability;

•	death; or

•	the date of a change in control of the Company.

Directors’ Stock Incentive Plan.    Under this plan, we may issue to non-employee members of the Board of Directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based awards. Shares of H.B. Fuller Common Stock are also issued under this plan to satisfy any requirements under the Directors’ Deferred Compensation Plan. The Compensation Committee determines the type, amount and other terms and conditions of any award under this plan.

Physical Examinations.    Non-employee directors are reimbursed for an annual physical examination. During the 2005 fiscal year, we paid reimbursements totaling $19,566 for director physical examinations and related expenses.

Matching Gifts to Education Program.    Under this program, we match a non-employee director’s contributions (up to $1,000) to eligible educational institutions. During the 2005 fiscal year, we matched $1,000 of eligible contributions.

How can a Shareholder contact the Board of Directors?

Any Shareholder may contact the Board, any committee or an individual director, by mailing a letter addressed to the Board, committee or individual director in care of the Corporate Secretary. The Corporate Secretary reviews all communication, but will forward all such correspondence to the directors for their information and consideration.

Who is the Corporate Secretary?

The Corporate Secretary is Timothy J. Keenan. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

PROPOSAL 2—APPROVAL OF AMENDED AND RESTATED YEAR 2000 STOCK INCENTIVE PLAN

PROPOSAL TO APPROVE THE AMENDED AND RESTATED H.B. FULLER COMPANY YEAR 2000 STOCK INCENTIVE PLAN

Our Board of Directors adopted, upon recommendation of the Compensation Committee, the H.B. Fuller Company Year 2000 Stock Incentive Plan (the “Current Stock Plan”), effective as of October 14, 1999. Adoption of the Current Stock Plan was subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on April 20, 2000. Our Board of Directors adopted, upon the recommendation of the Compensation Committee, an amended and restated version of the Current Stock Plan (the “Amended and Restated Stock Plan”), effective as of January 27, 2006, subject to shareholder approval at the 2006 Annual Meeting of Shareholders.

The Amended and Restated Stock Plan:

•	increases the number of shares of our Common Stock available for awards under the Current Stock Plan from 3,000,000 to 5,200,000 shares;

•	expands the types of awards subject to the limitation on the number of shares available for awards of restricted stock, restricted stock units, performance awards and other stock-based awards;

•	provides that shares used by participants as payment of the purchase or exercise price relating to an award or to satisfy tax withholding obligations will not again be available for future grants;

•	specifies that the term of each award will not be longer than 10 years from the date of grant;

•	eliminates reload options;

•	provides that restricted stock may be evidenced in book entry form or by stock certificates; and

•	provides that dividend equivalents will not be granted with respect to any option or stock appreciation right.

No other material amendments were made to the Current Stock Plan in the Amended and Restated Stock Plan.

The Amended and Restated Stock Plan provides for the grant of stock-based awards to officers and key employees of the Company and its subsidiaries as determined by the Compensation Committee. The Amended and Restated Stock Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

The Board of Directors adopted the Amended and Restated Stock Plan in consideration of the limited number of shares remaining available for awards to officers and employees under the Current Stock Plan. As of January 31, 2006, only 525,535 shares remained available for awards under the Current Stock Plan. The Compensation Committee and the Board of Directors believe that the continued use of stock-based compensation in lieu of cash compensation is essential to implementing the Compensation Committee’s philosophy as described in the Compensation Committee Report on Executive Compensation in this Proxy Statement.

If the Amended and Restated Stock Plan is approved by shareholders, it will be effective as of January 27, 2006 and will supercede the Current Stock Plan. If the Amended and Restated Stock Plan is not approved by shareholders, it will not take effect or supercede the Current Stock Plan, and the Current Stock Plan will remain in full force and effect. The following summary of the Amended and Restated Stock Plan is qualified in its entirety by reference to the full text of the Amended and Restated Stock Plan, which is attached to this Proxy Statement as Appendix B.

Summary of the Amended and Restated Stock Plan

Purpose

The purpose of the Amended and Restated Stock Plan is to promote the interests of the Company and its shareholders by aiding us in attracting and retaining employees, officers, consultants and independent contractors capable of assuring our future success, to provide such persons with opportunities for stock ownership in the Company, and to offer such persons other incentives to put forth maximum efforts for the success of our business.

Administration

The Amended and Restated Stock Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”) comprised of at least the number of directors as is required to permit awards granted under the Amended and Restated Stock Plan to qualify under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Committee will be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Committee will have the authority to determine when and to whom awards will be granted, and to determine the form, amount and other terms and conditions of each award, consistent with the provisions of the Amended and Restated Stock Plan. Subject to the provisions of the Amended and Restated Stock Plan, the Committee may amend or waive the terms and conditions of an outstanding award but may not adjust or amend the exercise price of outstanding stock options or stock appreciation rights. The Committee will have full authority to interpret the Amended and Restated Stock Plan and establish rules and regulations for the administration of the Amended and Restated Stock Plan.

Eligibility

All employees, officers, consultants and independent contractors (other than non-employee directors) of the Company and its affiliates will be eligible to receive awards under the Amended and Restated Stock Plan at the discretion of the Committee. As of January 31, 2006, approximately 3,882 individuals were eligible to participate in the Amended and Restated Stock Plan.

Shares Authorized

The Amended and Restated Stock Plan provides for the issuance of up to 5,200,000 shares of our Common Stock, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or other similar changes in the corporate structure or stock of the Company. Of the 5,200,000 authorized shares, 3,000,000 shares were originally authorized under the Current Stock Plan. As of January 31, 2006, only 525,535 of the 3,000,000 shares remained available for issuance under the Current Stock Plan. The Amended and Restated Stock Plan will provide for an additional 2,200,000 authorized shares. Shares of our Common Stock subject to awards under the Amended and Restated Stock Plan that are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the Amended and Restated Stock Plan. However, shares that are tendered by a participant or withheld by the Company as full or partial payment to the Company of the purchase or exercise price relating to an award or to satisfy tax withholding obligations relating to an award shall not be available for future grants under the Amended and Restated Stock Plan. In addition, if stock appreciation rights are settled in shares upon exercise, the aggregate number of shares subject to the award rather than the number of shares actually issued upon exercise shall be counted against the number of shares authorized under the Amended and Restated Stock Plan.

Of the 5,200,000 shares of our Common Stock authorized under the Amended and Restated Stock Plan, a maximum of 750,000 shares will be available for issuance pursuant to awards of restricted stock, restricted stock units, performance awards and other stock-based awards. As of January 31, 2006, 266,247 shares had been issued under the Current Stock Plan for such awards. Therefore, 483,753 shares will remain available for issuance under the Amended and Restated Stock Plan pursuant to awards of restricted stock, restricted stock units, performance awards and other stock-based awards. In addition, no participant may be granted stock options, stock appreciation rights or any other award, the value of which is based solely on an increase in the price of our Common Stock, for more than 300,000 shares in the aggregate in any calendar year. The closing price of our Common Stock as reported on the New York Stock Exchange on January 31, 2006 was $37.79.

Types and Terms of Awards

The types of awards that may be granted under the Amended and Restated Stock Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other stock-based awards. The term of each award may not be longer than 10 years from the date of grant. The Amended and Restated Stock Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the holder. Awards may be transferred only by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted. However, the Committee may permit a participant to transfer certain stock options which may be exercised by someone other than the participant upon the death of the participant.

Stock Options.    Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options may be granted under the Amended and Restated Stock Plan. The Committee will determine the exercise price of any option granted under the Amended and Restated Stock Plan, but in no event will the exercise price be less than 100% of the fair market value of our Common Stock on the date of grant. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Committee may specify, including delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. Stock options will be exercisable at such times as the Committee determines. Unlike the Current Stock Plan, the Amended and Restated Stock Plan does not provide for reload options.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant. The payment may be made in cash or shares of Common Stock, or other form of payment, as determined by the Committee.

Restricted Stock and Restricted Stock Units.    The Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Committee may impose. Shares of restricted stock granted under the Amended and Restated Stock Plan will be evidenced in book entry form or by stock certificates, which will be held by the Company, and the Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one share of our Common Stock and may include, if so determined by the Committee, the value of any dividends or other rights or property received by shareholders after the date of grant of the restricted stock unit. The Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

Performance Awards.    A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Committee will establish the terms and conditions of a performance award, including the performance goals to be achieved during a performance period, the length of the performance period and the amount and form of payments of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards of property.

Dividend Equivalents.    An award of dividend equivalents will entitle the holder to receive payments equivalent to the amount of cash dividends paid by us to our shareholders with respect to a number of shares determined by the Committee. The Amended and Restated Stock Plan does not permit any dividend equivalent to be provided or granted with respect to any option or stock appreciation right awards. Dividend equivalents may be payable in cash, shares of stock or other securities, or other awards or property and will be subject to such terms and conditions as determined by the Committee.

Other Stock-Based Awards.    The Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such award, including the consideration to be paid for shares of Common Stock or other securities delivered pursuant to a purchase right granted under such award. The Amended and Restated Stock Plan specifically authorizes the Committee to grant to eligible persons unrestricted shares, as deemed by the Committee to be consistent with the purpose of the Amended and Restated Stock Plan, including shares issuable pursuant to any of the Company’s other compensation or deferred compensation plans.

Termination and Amendment

The Amended and Restated Stock Plan permits the Board of Directors to amend or terminate the Amended and Restated Stock Plan at any time, except that prior shareholder approval will be required for any amendment to the Amended and Restated Stock Plan that (1) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc., (2) permits repricing of outstanding stock options or stock appreciation rights granted under the Amended and Restated Stock Plan, (3) increases the number of shares authorized under the Amended and Restated Stock Plan, or (4) permits the award of stock options or stock appreciation rights under the Amended and Restated Stock Plan with an exercise price less than 100% of the fair market value of a share of Common Stock on the date of grant.

Effective Date; Term

If approved by shareholders, the Amended and Restated Stock Plan will be effective as of January 27, 2006 and will terminate on January 26, 2016. No awards may be granted under the Amended and Restated Stock Plan after January 26, 2016.

New Plan Benefits

The following table sets forth the number of shares of our Common Stock covered by awards granted under the Current Stock Plan. No incentive awards made under the Amended and Restated Stock Plan prior to the date of the 2006 Annual Meeting of Shareholders have been made subject to shareholder approval. The numbers and types of awards that will be granted in the future under the Amended and Restated Stock Plan are not determinable as the Committee will make such determinations in its discretion. Generally, the consideration to be received by the Company for awards under the Amended and Restated Stock Plan will be the officers’ and employees’ past, present and expected future contributions to the Company.

Name and Position	Options Granted	Restricted Stock Granted	Restricted Stock Units
Albert P.L. Stroucken Chairman of the Board, President and Chief Executive Officer	536,170	65,196	0
John A. Feenan Senior Vice President, Chief Financial Officer	84,251	15,105	0
Stephen J. Large Group President, General Manager, Full-Valu/Specialty Group	100,792	16,444	0
Michele Volpi Group President, General Manager, Global Adhesives	44,360	11,740	0
Jose Miguel Fuster Group Vice President, Latin America Region	51,905	0	3,651

Executive Officer Group (10 persons, including the five above-named officers)	951,899	132,961	3,651

Nonexecutive Director Group (7 persons)	0	0	0

Nominees for Election as Director (0 persons)	0	0	0

Each associate of the above-mentioned directors, executive officers or nominees	0	0	0

Each other person who received or is to receive five percent of such options, warrants or rights	0	0	0

Nonexecutive Officer Employee Group (339 persons)	1,634,731	94,387	35,248

Equity Compensation Plans Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,413,124	(1)	$26.87	(2)	823,464	(3)
Equity compensation plans not approved by security holders	NONE		—		NONE
Total	2,413,124		$26.87		823,464

(1)	Consists of 2,155,613 outstanding stock options, 75,765 outstanding restricted stock units and 181,746 deferred units convertible to common stock under the company’s deferred compensation plans.

(2)	The weighted average exercise price does not include outstanding restricted stock units or deferred units convertible to common stock under the company’s deferred compensation plans.

(3)	This amount, and the amount set forth below for the number of shares remaining available under the Year 2000 Stock Incentive Plan, have been revised to increase the amount available by 162,400 shares from the amounts previously reported by the Company. The following numbers of shares remained available for issuance under each of our equity compensation plans at December 3, 2005. Grants under these plans may be in the form of any of the listed types of awards. Of the number of shares available under the Year 2000 Stock Incentive Plan, only 356,489 of these shares remained available for restricted stock or restricted stock unit awards as of December 3, 2005.

Plan	Number of Shares	Types of Awards
1998 Directors’ Stock Incentive Plan	264,422	Options, restricted stock, restricted stock units, deferred units convertible to common stock, stock appreciation rights and performance awards

Year 2000 Stock Incentive Plan	496,738	Options, restricted stock, restricted stock units, stock appreciation rights and performance awards

Key Employee Deferred Compensation Plan	62,304	Deferred units convertible to common stock

Federal Tax Consequences

Grant of Options and Stock Appreciation Rights

The grant of a stock option or stock appreciation right is not expected to result in any taxable income for the recipient.

Exercise of Options and Stock Appreciation Rights

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our Common Stock acquired on the date of exercise over the exercise price, and the Company will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of our Common Stock received are taxable to the recipient as ordinary income and generally deductible by the Company.

Disposition of Shares Acquired Upon Exercise of Options and Stock Appreciation Rights

The tax consequence upon a disposition of shares acquired through the exercise of an option or stock appreciation right will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or stock appreciation right, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and Stock Appreciation Rights

As to other awards granted under the Amended and Restated Stock Plan that are payable either in cash or shares of our Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (1) the amount of cash received or, as applicable, (2) the excess of (a) the fair market value of the shares received (determined as of the date of receipt) over (b) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our Common Stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (1) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (2) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction

Subject to the usual rules concerning reasonable compensation for U.S. employees, including the Company’s obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, stock appreciation rights and certain other performance awards paid under the Amended and Restated Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Company will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Amended and Restated Stock Plan.

Application of Section 16

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or stock appreciation right may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of the Company’s income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation

Under the Amended and Restated Stock Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the Company to satisfy federal and state tax obligations.

Vote Required for Approval

We will vote your shares as you specify when providing your proxy. If you submit your proxy without voting instructions, we will vote your shares FOR the approval of the Amended and Restated Stock Plan.

The affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote on this matter is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED H.B. FULLER COMPANY YEAR 2000 STOCK INCENTIVE PLAN

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF AUDITORS

Audit Committee Report

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. In the exercise of that authority, we, the members of the Audit Committee, determined to engage KPMG LLP to serve as the Company’s independent auditors for the year ending December 2, 2006.

The Audit Committee of the Board is composed solely of independent directors who satisfy all applicable requirements of federal law, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Except in our capacity as directors, no member of the Committee receives, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, and no member is otherwise “affiliated” with the Company or any subsidiary, as such term is defined by applicable federal law and regulations. In addition to the foregoing, Mr. J. Michael Losh, Chair of the Committee and Mr. John C. van Roden, Jr., based upon their experience in the preparation and auditing of the financial statements of comparable companies and their understanding of generally accepted accounting principles, internal accounting controls and audit committee functions, are deemed to satisfy the requirements of an audit committee financial expert as such term is defined under applicable federal law and regulation.

Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulation. Management represented to us that H.B. Fuller’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP, as H.B. Fuller’s independent auditors for fiscal year 2005, was responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report.

We have reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. We have also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), and they have discussed with us their independence and provided to us the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based upon our discussions and our review of the representations of management and the report of the independent auditors, and in reliance upon such information, representations, reports and opinions, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended December 3, 2005 filed with the SEC.

J. Michael Losh (Chair)
Richard L. Marcantonio	Alfredo L. Rovira	John C. van Roden, Jr.

Fees to the Independent Auditor

The following table presents fees for professional services provided by KPMG LLP for the audit, audit-related, tax and all other services rendered to us and our affiliates for the 2004 and 2005 fiscal years.

	2005	2004
Audit Fees	$2,471,000	$1,991,000
Audit-Related Fees	$188,000	$330,000
Tax Fees	$46,000	$63,000
All Other Fees	$0	$0

Audit Fees:    includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in our annual report on Form 10-K, (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) reviews of the interim consolidated financial information included in our quarterly reports on Form 10-Q, (iv) statutory audits of certain international subsidiaries, (v) consultations concerning financial accounting and reporting and (vi) reviews of documents filed with the Securities and Exchange Commission and consents.

Audit-Related Fees:    includes fees and expenses for audits of employee benefit plans and due diligence services pertaining to potential business acquisitions.

Tax Fees:    includes fees and expenses for international tax compliance and tax planning advice. For fiscal year 2004, we paid KPMG LLP $60,000 for tax compliance services and $3,000 for tax planning advice. For fiscal year 2005, we paid KPMG LLP $46,000 for tax compliance services. There were no fiscal year 2005 tax planning advice charges.

All Other Fees:    includes fees and expenses associated with miscellaneous non-audit projects. There were no “All Other Fees” paid to KMPG LLP in fiscal years 2004 and 2005.

The Audit Committee has in place procedures to pre-approve all audit, audit-related, tax and other permissible services provided to us by our independent auditors. We have a policy of avoiding the engagement of our independent auditors except for audit, audit-related and tax compliance services. The Audit Committee has delegated to one or more of its members pre-approval authority with respect to permitted services, and receives a regular report from management on all such services provided to us by our independent auditors.

Proposal

The Audit Committee has appointed KPMG LLP, certified public accountants, as our independent auditor for the fiscal year ending December 2, 2006, subject to Shareholder approval. KPMG LLP first acted as our independent auditor during the fiscal year ended November 27, 2004. If the Shareholders, by an affirmative vote of a majority of our shares of Common Stock represented and entitled to vote at the annual meeting, do not ratify the Audit Committee’s appointment of KPMG LLP as our independent auditor, the Audit Committee intends to reconsider that appointment. However, because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current fiscal year, it is likely that the appointment would stand for fiscal year 2006 unless there were compelling reasons for making an immediate change.

Representatives of KPMG LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from Shareholders.

We will vote your shares as you specify when providing your proxy. If you submit your proxy without voting instructions, we will vote your shares FOR the ratification of the appointment of KPMG LLP.

The affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote on this matter is required to approve this proposal.

The Board of Directors recommends a vote FOR

ratification of the appointment of KPMG LLP.

OTHER MATTERS

Will the meeting consider any other business?

Our Bylaws provide that a Shareholder may present a proposal at the annual meeting that is not included in this Proxy Statement only if proper written notice was received by us before the close of business on November 11, 2005. Since no Shareholder provided the notice required by the Bylaws prior to that deadline, we do not anticipate that any other proposals will be presented for consideration at the meeting. If you wish to present a proposal at the 2007 Annual Meeting, please see “How can a Shareholder present a proposal at the 2007 Annual Meeting?”

As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote in accordance with their best judgment as to the best interests of H.B. Fuller and its Shareholders.

How can a Shareholder present a proposal at the 2007 Annual Meeting?

In order for a Shareholder proposal to be considered for inclusion in our Proxy Statement for the 2007 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on November 6, 2006. The proposal must comply with SEC regulations regarding the inclusion of Shareholder proposals in company-sponsored proxy materials. Please contact the Corporate Secretary for a copy of such regulations.

If a Shareholder wishes to present a proposal at the 2007 Annual Meeting that would not be included in H.B. Fuller’s Proxy Statement for such meeting, he/she must provide notice to us no later than November 6, 2006. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal.

Does the Company have a Code of Business Conduct?

We have a Code of Business Conduct applicable to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions. A copy of this Code of Business Conduct is available on our website at www.hbfuller.com/Investor Relations/Business Ethics. A printed copy of the Code of Business Conduct may also be obtained by sending a request to the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

How can a Shareholder get a copy of the Company’s 2005 Annual Report on Form 10-K?

Our 2005 Annual Report, including our Annual Report on Form 10-K, for the year ended December 3, 2005, accompanies this proxy statement. The 2005 Annual Report and Form 10-K is also available on our website at www.hbfuller.com/Investor Relations/Annual Reports. If requested, we will provide you copies of any exhibits to the Form 10-K upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to the Corporate Secretary, H.B. Fuller Company, 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Introduction.    The Compensation Committee of the Board of Directors establishes, monitors and administers compensation policies and plans in an effort to ensure the Company’s ability to attract, retain and motivate qualified directors and executive officers. We, the members of the Compensation Committee, review and approve base salary, short-term incentives and long-term incentives for the Chief Executive Officer and the executive officers who report to the Chief Executive Officer. Each year, we review national and regional compensation surveys to determine and establish competitive levels of compensation. Certain of these surveys include comparable companies from the specialty chemical peer group referred to in the Total Shareholder Return Graph in this Proxy Statement. From time to time, we also hire experienced outside consultants to review our compensation programs. The purpose of these reviews is to satisfy ourselves that H.B. Fuller’s compensation programs meet our goals.

Compensation of the Chief Executive Officer.    As the Company’s chief executive officer, Mr. Stroucken’s total compensation package is designed to be competitive with compensation provided to chief executive officers at chemical manufacturing and allied products companies with total revenues comparable to our net revenues. Since coming to the Company in 1998, Mr. Stroucken’s employment compensation has been governed by his employment agreement. His original employment agreement was replaced by a new employment agreement during fiscal year 2004. Mr. Stroucken’s employment agreement is described under the heading, “Executive Compensation—Employment Agreements” in this Proxy Statement and is filed with the SEC. Since the components of Mr. Stroucken’s total compensation package (base salary, short-term incentives, stock-based incentives and performance unit awards) are the same as those for all other executives, the specifics of his fiscal year 2005 compensation are discussed under each heading.

Compensation for Fiscal Year 2005

Base Salary.    Generally, base salary reflects an executive’s job grade. Job grades are set to reflect the complexity and importance of a position as well as the market rate paid for such positions. Merit increases in base salary are tied to annual performance reviews and are generally subject to salary ranges based on market surveys of companies with total revenues comparable to H.B. Fuller’s net revenues. We review and consider the annual performance of and proposed merit increase for the Chief Executive Officer and each executive officer who reports to the Chief Executive Officer. For fiscal year 2005, the budget guideline for base salary merit increases was an average of 3.0%. Base salary merit increases for executives named in this Proxy Statement (other than the Chief Executive Officer) averaged 4.375% for fiscal year 2005. We increased Mr. Stroucken’s base salary 3.0% from fiscal 2004 to 2005.

Short-Term Incentive Awards.    Consistent with our overall philosophy and objectives, aggregate short-term incentive awards are set for each executive so that the expected payout at target performance levels, together with the executive’s base salary, would result in base salary and short-term incentive compensation equal to competitive market levels of such compensation for similar positions at comparable companies. Under the Company’s short-term incentive program, the target award opportunity for each executive named in this Proxy Statement (other than the Chief Executive Officer) ranged from 41% to 56% of base salary for fiscal 2005. The maximum opportunity ranged from 62% to 84% of base salary. Mr. Stroucken’s target award opportunity was 90% of his base salary for fiscal year 2005, with a maximum opportunity of 180% of his base salary.

Pursuant to the Company’s Annual and Long-Term Incentive Plan, the pool of available funds for short-term incentive awards for fiscal year 2005 was based on the Company’s net operating income. In addition, the actual amount of each short-term award in 2005 was based in part upon a subjective evaluation of each executive’s performance. In fiscal 2005, the Company exceeded the established financial objectives for short-term incentive awards under the Annual and Long-Term Incentive Plan. Therefore, we determined to pay short-term incentive awards to the named executive officers in the amounts indicated in the Summary Compensation Table set forth in this Proxy Statement. The executives named in this Proxy Statement (other than the Chief Executive Officer) received a short-term incentive award ranging from 62% to 84% of base salary for 2005. For fiscal year 2005, Mr. Stroucken received 128% of his base salary as a short-term incentive award. In addition, during fiscal 2005, Mr. Volpi was paid the last installment of an incentive award granted to him in fiscal 2004 in the amount of $12,667.

Stock-Based Incentive Awards.    We believe that ownership of H.B. Fuller Common Stock by executives encourages long-term, strategic decision-making that is aligned with the balanced best interests of the Company’s constituents. Goals for recommended levels of executive stock ownership were established several years ago. An executive’s stock ownership goal ranges in dollar amount from one to five times their annual salary, depending on job grade. To foster stock ownership by executives, in fiscal 2005, the long-term incentive program was entirely stock-based and included annual grants of restricted stock, restricted stock units and non-qualified stock options. The aggregate amount of these long-term incentive awards was set for executives so that the expected payout would result in compensation equal to competitive market levels of such compensation for similar positions at comparable companies. For detailed information regarding the stock options awarded to Mr. Stroucken and the other executives named in this Proxy Statement for fiscal 2005, please refer to the table under the heading “Option Grants in Last Fiscal Year” in this Proxy Statement. The awards of restricted stock and restricted stock units made to Mr. Stroucken and the other executives named in this Proxy Statement for fiscal year 2005 are included in the amounts set forth in the share ownership table under the heading “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

Stock-based awards are authorized by the Company’s Year 2000 Stock Incentive Plan (the “2000 Plan”). In consideration of the limited number of shares remaining available for awards under the 2000 Plan, the Board of Directors of the Company adopted, upon recommendation of the Compensation Committee, amendments to the 2000 Plan (the “Amended 2000 Plan”), subject to shareholder approval. See “Proposal to Approve the Amended and Restated Year 2000 Stock Incentive Plan” in this Proxy Statement. We believe that the continuation of stock-based incentives is essential to implementing our compensation philosophy that a significant part of the executive officers’ compensation should be at risk and linked to the interests of the Company’s shareholders.

Performance Units.    From fiscal 1999 and through fiscal 2004, we granted cash-based performance units as part of the Company’s long-term incentive award program. There are currently two outstanding performance unit awards—the annual awards granted in fiscal years 2003 and 2004. Each annual award of performance units specifies a three-year measurement period for determining the amount to be paid with respect to each award. For example, the performance units awarded in fiscal year 2004 are based upon the Company’s performance from 2004 through 2006. The performance measurement for the performance units awarded in fiscal year 2003 compares the Company’s percentage improvement in return on invested capital against a peer group of companies. These peer companies are identified under the Total Shareholder Return Graph in this Proxy Statement. The same performance measure was originally used for the performance units awarded in fiscal year 2004. However, during fiscal 2005, we amended the performance unit awards that were granted in fiscal 2004 to change the performance measurement under such awards from “return on invested capital” to “total shareholder return.”

In December 2004, we decided to replace the performance unit program with restricted stock or restricted stock unit grants made under the Company’s stock-based incentive program as described above. Therefore, no performance units were granted during fiscal 2005.

The performance units granted in fiscal 2002 had a three-year measuring period covering fiscal years 2002-2004. After the date of last year’s Proxy Statement, it was determined that the

Company’s performance fell slightly short of the requirements for a payment of the target incentive for the fiscal year 2002-2004 measuring period. However, due to the Company’s favorable performance during the measuring period as compared to many of the peer companies, we determined to pay the participants an award equal to 50% of the target award under the 2002-2004 performance unit plan. Mr. Feenan, who was not a participant under the 2002-2004 performance unit plan, also received a similar award payment. The amount of these awards to each of the named executive officers in this Proxy Statement is indicated in the Summary Compensation Table set forth in this Proxy Statement. As of the date of this Proxy Statement, we are not yet able to calculate the amount, if any, for the fiscal year 2003-2005 measuring period. If any amount is paid for the fiscal year 2003-2005 period, it will be disclosed in next year’s Proxy Statement.

Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company, like H.B. Fuller, to its chief executive officer and other executive officers. We consider the deductibility of compensation arrangements in executive compensation decisions, but deductibility is not the only factor used in determining the appropriate level of compensation. The Company’s Annual and Long Term Incentive Plan and the Company’s Year 2000 Stock Incentive Plan have each been approved by our Shareholders as required by Section 162(m). Therefore, cash incentive awards and compensation attributable to stock options and other stock-based awards under these plans may be tax deductible. The Company is seeking shareholder approval of the Amended 2000 Plan, as required by Section 162(m), so that compensation attributable to stock options and certain other awards granted under the Amended 2000 Plan may be tax deductible. We, along with the Company, will continue to evaluate the Company’s compensation plans and programs in view of the Section 162(m) limitations.

Independence.    No member of the Compensation Committee is a current or former employee of the Company. The membership of the Committee satisfies all applicable requirements for a corporation listed on the New York Stock Exchange (the “NYSE”) and all members are considered independent as that term has been defined by the NYSE and the Company’s Corporate Governance Guidelines.

Conclusion.    We believe that the policies and programs described in the report maintain an appropriate balance between motivating achievement of short-term goals and strategically leading the Company in a direction to provide long-term success and therefore serve the interests of the Shareholders and the Company.

R. William Van Sant, Chair	Knut Kleedehn	Lee R. Mitau

Summary Compensation Table

The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by Mr. Stroucken, as Chief Executive Officer and each of the other four most highly compensated executives at the end of fiscal year 2005.

Long Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)		Other Annual Compen- sation(3) ($)	Restricted Stock Awards(4) ($)	Securities Underlying Options(#)	LTIP Payouts(5) ($)	All Other Compen- sation(6) ($)
Albert P.L. Stroucken Chairman of the Board, President and Chief Executive Officer	2005 2004 2003	817,621 779,000 756,000	1,025,429 0 0		0 0 0	1,697,827 235,032 0	156,106 82,220 65,543	350,000 0 0	117,109 100,359 127,713

John A. Feenan(7) Senior Vice President, Chief Financial Officer	2005 2004 2003	364,244 345,238 90,461	316,598 118,833 70,500	(8) (9) (9)	3,779 4,980 0	459,651 0 0	41,466 17,785 25,000	0 0 0	19,786 14,365 1,433

Stephen J. Large Group President, General Manager, Full-Valu/Specialty Group	2005 2004 2003	312,796 289,551 251,465	206,253 105,397 0		35 0 0	459,651 37,693 0	41,466 17,785 10,534	56,250 0 0	8,430 13,183 16,826

Michele Volpi(10) Group President, General Manager, Global Adhesives	2005 2004 2003	271,494 192,980 —	236,667 26,017 —	(11) (11)	2,201 0 —	316,489 44,336 —	32,036 5,081 —	12,500 0 —	14,883 7,962 —

Jose Miguel Fuster(12) Group Vice President, Latin America Region	2005 2004 2003	292,663 277,502 266,586	177,003 0 0		3,410 680 1,452	75,609 29,332 0	10,703 8,892 8,193	43,750 0 0	15,062 12,501 17,081

(1)	Includes cash compensation deferred at the election of the executive under H.B. Fuller’s Thrift Plan and Key Employee Deferred Compensation Plan.

(2)	Except as otherwise noted, the bonus amounts were paid pursuant to our short-term incentive plans as described in the Compensation Committee Report on Executive Compensation. Includes cash compensation deferred at the election of the executive under the Key Employee Deferred Compensation Plan.

(3)	The amount reported represents the dollar value of our 10% matching contribution relating to Common Stock units credited to the executive’s account under the Key Employee Deferred Compensation Plan.

For Mr. Fuster, this amount also includes the amount of interest accrued during fiscal year 2005 on his account in the Key Employee Deferred Compensation Plan that exceeded 120% of the applicable federal long-term rate.

(4)	These awards of restricted Common Stock and restricted Common Stock units are valued at the closing market price on the date of grant. We issue restricted Common Stock and restricted Common Stock units under our stock incentive plans. Each restricted Common Stock unit represents the right to receive one share of H.B. Fuller Common Stock. The restricted Common Stock and the restricted Common Stock units vest either in four years or in equal annual installments over a four-year period. The restricted Common Stock and the restricted Common Stock units vest in the event of change of control of the Company. Dividends are paid on restricted Common Stock and then reinvested in additional shares of restricted Common Stock. Dividend equivalents accrue with respect to restricted Common Stock units at the same rate as dividends are paid on Common Stock, and the dividend equivalents are then credited as additional restricted Common Stock units. Shares of restricted Common Stock are entitled to vote at the meeting. Restricted Common Stock units are not entitled to vote at the meeting.

Listed below are the total numbers and market value of shares of restricted Common Stock and restricted Common Stock units held by each executive as of December 3, 2005. Amounts shown include accrued dividend shares or dividend equivalents. The market value was determined based on the closing market price of our Common Stock on December 5, 2005.

	Restricted Stock	Market Value	Restricted Stock Units	Market Value
Albert P.L. Stroucken	63,796	$2,037,644	0	$0
John A. Feenan	15,237	$486,670	0	$0
Stephen J. Large	16,272	$519,728	921	$29,417
Michele Volpi	11,432	$365,138	0	$0
Jose Miguel Fuster	0	$0	10,412	$332,559

Each executive also holds phantom stock units in the Key Employee Deferred Compensation Plan. These amounts are disclosed in the notes to the Security Ownership of Certain Beneficial Owners and Management table in this Proxy Statement.

(5)	These amounts were paid pursuant to the 2002-2004 performance unit awards, even though performance targets were not met, as described in the Compensation Committee Report on Executive Compensation. Amounts include cash compensation deferred at the election of the executive under the Key Employee Deferred Compensation Plan.

(6)	Amounts include matching contributions under the terms of H.B. Fuller’s Thrift Plan (a 401(k) plan), matching contributions under the Thrift Plan restoration provisions of the Key Employee Deferred Compensation Plan and premiums paid on term life and personal excess liability insurance.

Amounts include the matching contributions for fiscal year 2005 under the terms of H.B. Fuller’s Thrift Plan (a 401(k) plan) as follows:

Albert P.L. Stroucken	$4,678
John A. Feenan	$4,902
Stephen J. Large	$5,196
Michele Volpi	$5,299
Jose Miguel Fuster	$4,833

A participant’s account in the Thrift Plan is fully vested upon the occurrence of certain specified circumstances, including a change in control of H.B. Fuller or after three years of credited service. The account balances for Messrs. Stroucken, Large, Volpi and Fuster are fully vested. Distribution of a participant’s vested account balance is made only upon the termination of employment. Mr. Fuster’s account balance was distributed when he retired on January 3, 2006.

For fiscal year 2005, the amounts also include certain matching contributions under the H.B. Fuller Company Thrift Plan restoration provisions of the Key Employee Deferred Compensation Plan as follows:

Albert P.L. Stroucken	$42,883
John A. Feenan	$13,035
Stephen J. Large	$1,385
Michele Volpi	$7,735
Jose Miguel Fuster	$8,608

Amounts also include premiums paid for fiscal year 2005, on a tax-protected basis, on term life and personal excess liability insurance covering each executive as follows:

Albert P.L. Stroucken	$69,548
John A. Feenan	$1,849
Stephen J. Large	$1,849
Michele Volpi	$1,849
Jose Miguel Fuster	$1,621

The term life insurance covered the amount of Mr. Stroucken’s outstanding loans under the Executive Stock Purchase Loan Program. Mr. Stroucken’s loan was satisfied completely in fiscal 2005.

The amount for Mr. Stroucken also includes $28,409 of life insurance premiums paid, on a tax-protected basis, by us for fiscal year 2005. The death benefit to be paid under this policy is the amount required to provide the full amount of coverage required by Mr. Stroucken’s employment agreement. The amount of any death benefit in excess of this required amount is payable to the Company. If terminated during his lifetime, Mr. Stroucken may purchase the policy for the greater of the aggregate amount of premiums paid by us or the policy’s cash surrender value.

(7)	Mr. Feenan was hired as an executive officer of the Company in August 2003.

(8)	The amounts reported include an incentive payment of $36,458 made to Mr. Feenan as described in the Compensation Committee Report on Executive Compensation.

(9)	The amounts reported for Mr. Feenan include a one-time sign-on bonus paid over two years.

(10)	Mr. Volpi was elected as an executive officer of the Company in December 2004.

(11)	The amounts reported include incentive payments of $6,333 in 2004 and $12,667 in 2005 made to Mr. Volpi as described in the Compensation Committee Report on Executive Compensation.

(12)	Mr. Fuster retired effective January 3, 2006.

Option Grants in Last Fiscal Year

As described in the Compensation Committee Report on Executive Compensation, we provide stock-based incentive compensation to our executives in the form of stock options. The following table provides information on the stock options granted during fiscal year 2005 to the executives listed in the Summary Compensation Table.

	Individual Grants
	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name						5%(2) ($)	10%(2) ($)
Albert P.L. Stroucken	81,549	(3)	10.07%	$27.89	12-10-14	1,430,359	3,624,810
	74,557	(4)	9.20%	$32.03	12-01-15	1,501,839	3,805,954
John A. Feenan	21,662	(3)	2.67%	$28.98	12-02-14	394,798	1,000,495
	19,804	(4)	2.44%	$32.03	12-01-15	398,922	1,010,946
Stephen J. Large	21,662	(3)	2.67%	$28.98	12-02-14	394,798	1,000,495
	19,804	(4)	2.44%	$32.03	12-01-15	398,922	1,010,946
Michele Volpi	12,232	(3)	1.51%	$28.98	12-02-14	222,933	564,955
	19,804	(4)	2.44%	$32.03	12-01-15	398,922	1,010,946
Jose Miguel Fuster	10,703	(3)	1.32%	$28.98	12-02-14	195,066	494,336

(1)	The options have an exercise price equal to the closing market price of H.B. Fuller Common Stock on the date of grant. Beginning one year after the date of grant, 25% of the annual grant can be exercised. An additional 25% of the annual grant vests each year. The options vest earlier upon retirement or a change in control of the Company. Change in control circumstances are defined as certain changes in our Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or a liquidation or dissolution of the Company.

(2)	The assumed 5% and 10% annual rates of appreciation over the terms of the options are shown in accordance with rules and regulations of the Securities and Exchange Commission and do not represent our estimates of stock price appreciation.

(3)	These options were granted in December 2004 as part of the stock-based incentive awards for fiscal year 2005.

(4)	These options were granted on December 1, 2005 as part of the stock-based incentive awards for fiscal year 2006, but due to the later fiscal year end of December 3, 2005, the awards appear as a grant in fiscal year 2005.

Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year End Option Values

The following table summarizes information with respect to stock option exercises by the executives listed in the Summary Compensation Table during fiscal year 2005 and the value of stock options held by such executives at the end of fiscal year 2005.

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Albert P.L. Stroucken	0	0	333,834	268,474	$3,285,316	$788,990
John A. Feenan	0	0	26,807	57,444	$150,912	$182,980
Stephen J. Large	19,480	307,297	40,973	53,093	$207,994	$127,897
Michele Volpi	0	0	9,859	34,501	$32,810	$49,243
Jose Miguel Fuster	23,916	89,100	4,898	18,813	$18,233	$74,374

(1)	The value was determined by subtracting the exercise price per share from $31.94, the closing market price per share of H.B. Fuller Common Stock on December 5, 2005.

Retirement Plans

H.B. Fuller’s Retirement Plan is a defined benefit, tax qualified plan that provides benefits for U.S. employees and is sometimes referred to as a pension plan. Employees do not make contributions to this plan. The plan provides an annual benefit equal to a percentage of the employee’s average annual compensation (including short term incentive compensation up to the annual IRS limit) during the highest five years of compensation in the final ten years of an employee’s service, based on the employee’s length of service with the Company.

We have established a Supplemental Executive Retirement Plan to provide additional benefits to executives who may be affected by limits that are imposed by the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 on the amount of benefits that may be paid from tax qualified pension plans. This supplemental plan provides an annual benefit equal to a percentage of the executive’s average annual compensation (including short term incentive compensation) during the highest five years of compensation in the final ten years of an executive’s service, based on the executive’s length of service with the Company. This supplemental amount is offset by retirement income from certain other sources. The supplemental plan is an unfunded plan. However, we have placed funds in a trust that is intended to provide plan benefits. The funds are subject to the claims of our creditors.

The following table shows the estimated annual benefits on a straight-line annuity basis payable to the executives listed in the Summary Compensation Table who have 15 or more years of credited service upon normal retirement (age 65 or later) under the pension plan and the Supplemental Executive Retirement Plan. In accordance with the plans, the annual compensation considered in determining the benefits payable to any executive is the salary and short-term incentive compensation disclosed in the Summary Compensation Table.

Final Five-Year Average Annual Compensation ($)	Annual Benefit ($)	Final Five-Year Average Annual Compensation ($)	Annual Benefit ($)
225,000	89,232	1,275,000	614,232
300,000	126,732	1,350,000	651,732
375,000	164,232	1,425,000	689,232
450,000	201,732	1,500,000	726,732
525,000	239,232	1,575,000	764,232
600,000	276,732	1,650,000	801,732
675,000	314,232	1,725,000	839,232
750,000	351,732	1,800,000	876,732
825,000	389,232	1,875,000	914,232
900,000	426,732	1,950,000	951,732
975,000	464,232	2,025,000	989,232
1,050,000	501,732	2,100,000	1,026,732
1,125,000	539,232	2,175,000	1,064,232
1,200,000	576,732	2,250,000	1,101,732

Each of the executive officers listed in the Summary Compensation Table participate in the pension plan and the Supplemental Executive Retirement Plan. As of December 3, 2005, Mr. Feenan had two years of service, Mr. Large had 13 years of service, Mr. Volpi had four years of service and Mr. Fuster, at the time of his retirement on January 3, 2006, had 17 years of service. At the time of his hiring, Mr. Stroucken was credited with years of service under the Supplemental Executive Retirement Plan for the number of years served with his prior employer and had 36 years of service as of December 3, 2005.

Key Employee Deferred Compensation Plan

H.B. Fuller’s Key Employee Deferred Compensation Plan permits eligible employees to defer annually a portion of their base salary and any annual incentive payment or payments made under outstanding performance units. Deferred compensation is payable on the earlier of the participant’s termination of employment, reaching age 65, disability, death or the date(s) for payment selected by the participant or as required by law. Amounts deferred under the plan are credited with interest based on the prime rate, or gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock, all as elected by the participant. If a participant elects to defer amounts to the H.B. Fuller Common Stock account, we make a matching contribution equal to 10% of the value of such amount. We also make matching contributions to a participant’s stock account to restore certain matching contributions under the H.B. Fuller Thrift Plan (a 401(k) plan) that are limited by tax regulations. The value of these matching contributions is disclosed in the Summary Compensation Table. In addition, the Compensation Committee may make discretionary contributions to a participant’s Common Stock account under this plan. For fiscal year 2005, no discretionary grants were made to any executives listed in the Summary Compensation Table.

Employment Agreements

Albert P.L. Stroucken.    Mr. Stroucken’s employment as President and Chief Executive Officer of the Company is governed by the terms of an employment agreement dated March 30, 2004. This agreement was negotiated during the 2004 fiscal year and replaced Mr. Stroucken’s prior employment agreement with us dated April 16, 1998. The new employment agreement addresses Mr. Stroucken’s base salary, annual and long-term incentive compensation, specified perquisites and participation in our employee benefit plans. The term of the employment agreement is for a period of three years terminating on March 31, 2007. The agreement provides for a base salary of $779,000 per annum and the right to participate in the Company’s annual incentive compensation plan under which Mr. Stroucken has the opportunity to earn up to 150% of his base salary during each applicable year. Pursuant to the agreement, Mr. Stroucken was also granted 8,334 shares of restricted common stock of the Company, which shares are included in the amounts set forth in the share ownership table under the heading “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement. The agreement also provides that Mr. Stroucken will be entitled to participate in our retirement and welfare benefit plans and to receive other benefits and perquisites as may be available generally to executives and employee directors of the Company. Mr. Stroucken’s new employment agreement is filed with the SEC and can be reviewed by any Shareholder at www.hbfuller.com/Investor Relations/SEC Filings.

Pursuant to Mr. Stroucken’s employment agreement, in the event of Mr. Stroucken’s death or disability during the term of the agreement, we agree to pay his spouse or estate for the following three years an annual amount equal to the sum of his average base salary during the two years preceding his death or disability plus his average annual bonus during the preceding two years. We will pay a similar amount for three years following his termination of employment if we terminate his employment without cause, Mr. Stroucken terminates his employment for “good reason” (as defined in the agreement), or his employment terminates on March 31, 2007. In addition, unvested restricted stock awarded under the employment agreement or any stock options outstanding on the death, disability or termination immediately vest in full. Also, in the event of Mr. Stroucken’s death, disability or termination of employment without cause or for good reason, we will provide him and/or his spouse with (a) certain retirement and welfare benefits and certain perquisites during the following three-year period, (b) health insurance coverage for the lifetime of Mr. Stroucken and/or his spouse, and (c) credit to Mr. Stroucken of an additional five years of age and service for purposes of his participation in, and calculation of his benefits under, our Supplemental Executive Retirement Plan. Pursuant to the terms of his agreement, Mr. Stroucken is prohibited from disclosing confidential information and engaging in certain activities competitive with us for a period following his employment with the Company.

Mr. Stroucken’s employment agreement contains provisions that may trigger a lump-sum payment in the event of a change in control of the Company. This payment is triggered if, within three years after a change in control, Mr. Stroucken is disabled, we terminate Mr. Stroucken’s employment without cause, or Mr. Stroucken terminates his employment for “good reason” (as defined in the agreement). The payment is equal to three times the sum of Mr. Stroucken’s base salary plus his target annual incentive compensation in effect immediately prior to the change in control. In addition, unvested restricted stock awarded under the employment agreement or any stock options outstanding immediately prior to the change in control will vest in full and we will provide Mr. Stroucken with certain retirement and welfare benefits and certain perquisites for a three-year period following the termination of employment. We will adjust these payments and benefits in the event that they are subject to an excise tax imposed by the Internal Revenue Code and do not exceed 330% of Mr. Stroucken’s base amount. Under these circumstances, the payments and benefits will be adjusted so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax and exceed 330% of Mr. Stroucken’s base amount, we have agreed to reimburse Mr. Stroucken for the amount of the excise tax and for any taxes imposed upon the reimbursement.

Other Executive Officers.    We have agreements with Mr. Feenan, Mr. Large and Mr. Volpi that prohibit disclosure of confidential information and prohibit each of them from competing with us for a period of time after termination of employment. In addition, in September 2003, we entered into an employment agreement with Mr. Fuster that set the term of his employment and his compensation and benefits during his employment period. The employment agreement prohibited disclosure of confidential information and prohibited him from competing with us for a period of two years after termination of his employment. Mr. Fuster retired from the Company at the end of the employment term effective January 3, 2006.

Change in Control Arrangements

We have a change in control arrangement with each of Mr. Feenan, Mr. Large and Mr. Volpi. (Mr. Stroucken’s arrangement is described above). The initial three-year term of these agreements automatically extends for an additional year on each subsequent anniversary of the agreement, unless our Board of Directors gives notice of non-renewal prior to an anniversary date. A protected period of 24 months follows each and every change in control of the Company under the terms of these agreements. If during this protected period, we terminate the executive’s employment for any reason other than cause or disability, or the executive terminates his or her employment for good reason (as defined in the agreement), the executive is entitled to receive a lump sum payment from us. The payment is equal to three times the sum of the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change in control and ending on the date of the executive’s termination of employment plus the executive’s target annual incentive compensation established by us and in effect immediately prior to the change in control. In addition, the executive is entitled to medical and dental benefits and certain perquisites for a three-year period following the termination of employment. We will adjust the payments and benefits in the event that they are subject to an excise tax imposed by the Internal Revenue Code and do not exceed 330% of the executive’s base amount. Under these circumstances, the payments and benefits will be adjusted so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax and exceed 330% of the executive’s base amount, we have agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement. Our change in control arrangement with Mr. Fuster terminated upon his retirement effective January 3, 2006.

We have other compensatory arrangements with our executives that will result from a change in control. Our Supplemental Executive Retirement Plan provides that if within three years after a change in control, we terminate a participant’s employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), or if the participant terminates his or her employment for any reason during the 90-day period following the first anniversary of the change in control, then five years shall be added to both the participant’s age and years of credited service for purposes of determining benefits under this plan. If a participant’s employment terminates as described above and the participant is not entitled to a benefit under the supplemental retirement plan, then the participant will be paid an annual benefit equal to 25% of his or her final average compensation, regardless of age or years of credited service.

In addition, in the event of a change in control, all shares of restricted stock, all restricted stock units and any unvested stock options outstanding under our stock incentive plans immediately vest in full.

Executive Stock Purchase Loan Program

In July 2000, the Board of Directors adopted the Executive Stock Purchase Loan Program. Under the program, we arranged for U.S. Bank to provide full-recourse, personal loans to eligible management employees to purchase shares of H.B. Fuller Common Stock in the open market. Each eligible employee was allowed to obtain a loan equal to the dollar amount of the participant’s stock ownership goal plus capitalization of interest for the term of the loan. An executive’s stock ownership goal ranges in dollar amount from one to five times his or her annual salary, depending on the executive’s position with us. The loans bear interest at the Applicable Federal Rate and mature in five years, with principal and interest due at that time. The loans are guaranteed by H.B. Fuller only in the event of the participant’s default. We pay the premiums on a term life insurance policy for each participant in an amount necessary to repay the outstanding loan in the event of the participant’s death. We also pay the administrative fees and expenses of the program. On December 3, 2005, one active management employee participated in the program and the aggregate amount of loans outstanding under the program for that employee on December 3, 2005 was $37,176. As of December 3, 2005, none of the executives listed in the Summary Compensation Table participated in the Executive Stock Purchase Loan Program.

This program ended during fiscal year 2001. In accordance with applicable law, the Company will not extend, directly or indirectly, any similar loans in the future.

TOTAL SHAREHOLDER RETURN GRAPH

Shown below is the Shareholder return graph required by SEC rules. The graph assumes the investment of $100 in H.B. Fuller Common Stock and each of the respective indexes on December 2, 2000 and reinvestment of all dividends. The cumulative total returns are as of the last day of the applicable fiscal year of the Company. The graph compares the yearly cumulative total Shareholder return on H.B. Fuller Common Stock over the prior five years with the cumulative total return of Standard & Poor’s 500 Composite Stock Index, Standard & Poor’s Small Cap 600 Index and an index of 19 selected peer companies. The peer index is included because these are the companies the Company uses most to benchmark its performance, including for determination of performance under the Company’s performance units.

The following publicly traded companies are included in the peer group: 3M Company, A. Schulman, Inc., Air Products and Chemicals, Inc., Albemarle Corporation, Arch Chemicals, Inc., Avery Dennison Corporation, Bemis Company, Inc., Cabot Corporation, Cambrex Corporation, Ecolab Inc., Engelhard Corporation, Ferro Corporation, Lubrizol Corporation, PolyOne Corporation, Praxair, Inc., Rohm & Haas Company, RPM International, Inc., Solutia, Inc. and Valspar Corporation.

During fiscal year 2005, the peer group was changed to delete Great Lakes Chemical Corporation and replace that company with Cabot Corporation.

Appendix A

H.B. FULLER COMPANY

AUDIT COMMITTEE CHARTER

Purpose

The Committee is appointed by the Board to assist the Board in monitoring:

•	the integrity of the financial statements of the Company,

•	the compliance by the Company with legal and regulatory requirements,

•	the independence, qualifications and performance of the Company’s internal and independent auditors,

•	the adequacy of internal controls, and

•	the adequacy of risk management policies and procedures.

Membership

•	The Committee shall have a minimum of three directors as members.

•	The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange (“NYSE”).

•	At least one member shall meet the “financial expert” requirements of federal law and applicable regulations. The member who serves as the “financial expert” on the Committee shall not serve on more than three audit committees of publicly traded corporations, unless the Board determines such service is consistent with the member’s duties to the Company and discloses such reasons in the Company’s annual proxy statement.

•	The Board will appoint a Chairperson(s) and other members to this Committee annually.

Duties and Responsibilities

In addition to such other matters the Board or Corporate Governance Committee may assign, the Committee shall perform the following duties and responsibilities. In the event that any deficiencies are noted by the Committee, the Committee shall monitor the process of corrections and follow up and report any significant unresolved issues to the Board for appropriate action.

Review of Financial Information and Disclosure

•	Discuss with management the Company’s regular earnings press releases, as well as the Company’s approach to earnings guidance and other financial presentations provided to analysts, rating agencies and investors.

•	Review a summary prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

•	Review with the independent auditor all critical accounting policies and practices used by the Company and alternative treatments of financial information within GAAP that would result in material differences from the current presentation. This review will include all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditor, as well as any material written communications between the auditor and management of the Company, including the independent auditor’s assessment of management’s annual report on the adequacy of the Company’s internal controls.

•	Review, prior to the filing thereof, the Company’s quarterly reports on Form 10-Q and the matters required to be discussed by the applicable Statement of Auditing Standards.

•	Review the certifications of the Chief Executive Officer and Chief Financial Officer of the periodic reports of the Company as filed with the Securities and Exchange Commission, including any reported significant internal control defects and acts of fraud.

•	Review the annual audited financial statements and annual report on Form 10-K with management and the independent auditor.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement and disclose the name of the member who meets the “financial expert” requirements of federal law and applicable regulations.

Independent Auditor

•	Appoint the independent auditor.

•	Approve the scope of the independent auditor’s annual engagement examination.

•	Approve the terms and fees of all audit and non-audit engagements with the independent auditors, such approval to occur prior to the provision of any such services.

•	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and, if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditor.

•	Evaluate, together with the Board, the experience, qualifications and performance of the independent auditor and, if so determined by the Committee, replace the independent auditor.

•	Obtain from the independent auditor assurance that they are not aware of any illegal act or other facts implicating Section 10A of the Securities Exchange Act of 1934, as amended.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including: the adoption of, or change to, the Company’s significant auditing and accounting principles and practices, the management letter provided by the independent auditor and the Company’s response to that letter, any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

•	Recommend policies to the Board with respect to the Company hiring current or former employees of the independent auditor.

Internal Audit

•	Review and approve the appointment and replacement of the senior internal auditing executive and review the performance of the senior internal auditing executive and make recommendations to appropriate Company management.

•	Review and discuss with the independent auditors the internal audit department responsibilities, budget and staffing.

•	Review the internal audit plan.

•	Review significant internal audit reports to management.

Compliance

•	Advise the Board with respect to the Company’s (including subsidiaries and foreign affiliated entities) policies and procedures and compliance with applicable laws and regulations and with the Company’s code of conduct.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Insure the Board establishes and maintains a code of business conduct and ethics, including procedures to verify compliance with such code and the receipt, retention and resolution of violations, including any complaints regarding accounting and auditing matters. These procedures must include the ability for an employee or other persons to report on a direct confidential and/or anonymous basis to the Committee.

Risk Management

•	Review the Company’s risk management policies and procedures to assess their adequacy and appropriateness in the context of the Company’s business and operating environment.

Retirement Plan

•	The Committee shall review the performance of retirement plan assets and determine whether actual funding meets actuarial requirements for such plans pursuant to the Company’s established funding policy.

Governance

•	The Committee shall review and reassess the adequacy of this charter at least once each year and recommend any proposed changes to the Board for approval.

•	The Committee shall make regular reports to the Board.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s code of conduct.

In connection with the exercise of its duties and responsibilities, the Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Meetings and Action

•	The Committee shall meet at least quarterly with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

•	The Committee shall meet at least biannually with the Vice President, Corporate Controller, and the Chief Administrative Officer, General Counsel.

•	A majority of the Committee members will be a quorum for the transaction of business.

•	The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.

•	Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

•	The Committee may delegate to one or more members the authority to approve the provisions to the Company of audit and non-audit services by the independent auditor, provided that any such services are reported and ratified by the Committee at its next regularly scheduled meeting.

•	The Chairman will report from time to time to the Board on Committee actions and on the fulfillment of the Committee’s duties under its Charter.

•	The Committee shall conduct an annual performance evaluation in accordance with the applicable regulations of the NYSE and report the results from such evaluation to the Board.

•	The Committee Secretary will keep minutes of all Committee meetings, which will be distributed to all Board members.

•	Staff support, including recordkeeping, will be provided by the internal audit department.

Appendix B

AMENDED AND RESTATED

H.B. FULLER COMPANY

YEAR 2000 STOCK INCENTIVE PLAN

Section 1. Purpose; Effect on Prior Plans.

(a) Purpose. The purpose of the H.B. Fuller Company Year 2000 Stock Incentive Plan, as adopted in 2000 (the “Original Plan”) and as amended and restated herein (the “Plan”) is to promote the interests of H.B. Fuller Company (the “Company”) and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants and independent contractors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

(b) Effect on Prior Plans. From and after the date of shareholder approval of the Original Plan, no awards were granted under the Company’s 1992 Stock Incentive Plan and all outstanding awards previously granted under the 1992 Stock Incentive Plan remained outstanding in accordance with the terms thereof.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee or such other committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g) “Company” shall mean H.B. Fuller Company, a Minnesota corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person, but shall not include any non-employee Director.

(k) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be the last sale price of the Shares as reported on the New York Stock Exchange on such date, or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

(l) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(m) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(o) “Other Stock-Based Award” shall mean any Share or right granted under Section 6(f) of the Plan.

(p) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(q) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(r) “Person” shall mean any individual, corporation, partnership, association or trust.

(s) “Plan” shall mean the H.B. Fuller Company Year 2000 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(t) “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(u) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(v) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(w) “Shares” shall mean shares of Common Stock, par value $1.00 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(x) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not adjust or amend the exercise price of Options or Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or Directors of the Company or any Affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 5,200,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Shares that are tendered by a Participant or withheld by the Company as full or partial payment to the Company of the purchase or exercise price relating to an Award or to satisfy tax withholding obligations relating to an Award shall not be available for future grants under the Plan. In addition, if Stock Appreciation Rights are settled in Shares upon exercise, the aggregate number of Shares subject to the Award rather than the number of Shares actually issued upon exercise shall be counted against the number of Shares authorized under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property),

recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d) Award Limitations Under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards. No Participant may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 300,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(ii) Plan Limitation on Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards. No more than 750,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) shall be available under the Plan for issuance pursuant to grants of Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards; provided, however, that Shares subject to such Awards that terminate, lapse or are cancelled or forfeited shall again be available for grants of Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards for purposes of this limitation on grants of such Awards.

(iii) Limitation of Incentive Stock Options. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 3,000,000 Shares, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

Section 5. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Dividend Equivalents. The Committee is hereby authorized to grant to Eligible Persons Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee, provided, however, that no Dividend Equivalents shall be provided or granted with respect to any Option or Stock Appreciation Right Awards. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Without limiting the generality of the foregoing, the Committee is specifically authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan, including Shares issuable pursuant to any of the Company’s other compensation or deferred compensation plans. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g) General.

(i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof) and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant (except as otherwise provided in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option pursuant to terms determined by the Committee) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be sold or transferred for value, pledged, alienated, attached or otherwise encumbered, and any purported sale, transfer, pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. The term of each Award shall be for a period not to exceed 10 years from the date of grant.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7. Amendment and Termination; Adjustments.

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

(ii) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

(iii) increases the number of shares authorized under the Plan as specified in Section 4(a); or

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b)(ii) of the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding.

The Company may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Company upon the grant, exercise, vesting or payment of an Award. The Committee may require the Company to withhold Shares having a Fair Market Value equal to the amount necessary to satisfy the Company’s minimum statutory withholding requirements upon the grant, exercise, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant. The Committee may, subject to any terms and conditions that the Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory withholding taxes by (a) having the Company withhold Shares otherwise to be delivered upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes, (b) delivering to the Company Shares other than Shares issuable upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes or (c) paying cash. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Rights of Shareholders. Except with respect to Restricted Stock, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan and any rules and regulations relating to the Plan or any Award.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Effective Date of the Plan.

The Original Plan became effective as of October 14, 1999. The Plan shall be effective as of January 27, 2006, subject to approval by the shareholders of the Company at the Annual Meeting of Shareholders of the Company to be held in 2006.

Section 11. Term of the Plan.

No Award shall be granted under the Plan after January 26, 2016, or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond that date.

H.B. Fuller Annual Meeting of Shareholders Thursday, April 6, 2006 2:00 p.m. Minnesota History Center 345 Kellogg Boulevard West Saint Paul, Minnesota

H.B. Fuller P.O. Box 64683 St. Paul, MN 55164-0683	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, appoints Albert P.L. Stroucken, John A. Feenan and Timothy J. Keenan, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Minnesota History Center, 345 Kellogg Boulevard West, Saint Paul, Minnesota on Thursday, April 6, 2006 at 2:00 p.m. and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday, April 5, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/ful/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday, April 5, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to H.B. Fuller Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

1. Election of directors:	01 Richard L. Marcantonio	03 Albert P.L. Stroucken	☐ Vote FOR	☐ Vote WITHHELD
	02 Alfredo L. Rovira		all nominees (except as specified below)	from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number of the nominee in the box provided to the right.)

2. To approve the Amended and Restated Year 2000 Stock Incentive Plan.			☐ For ☐ Against ☐ Abstain

3. To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 2, 2006.			☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box    ☐      Indicate changes below:                                     Date

Signature(s) in Box

Please sign exactly as your name(s) appear on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

H.B. Fuller Annual Meeting of Shareholders Thursday, April 6, 2006 2:00 p.m. Minnesota History Center 345 Kellogg Boulevard West Saint Paul, Minnesota

H.B. Fuller P.O. Box 64683 St. Paul, MN 55164-0683	Voting Instructions to Trustee

H.B. Fuller Company Thrift Plan

and EFTEC Savings Plan

I hereby direct Wells Fargo Bank, N.A., as Trustee of the H.B. Fuller Company Thrift Plan Trust and the EFTEC Savings Plan Trust to vote at the Annual Meeting of Shareholders of H.B. Fuller Company (the “Company”) to be held at the Minnesota History Center, 345 Kellogg Boulevard West, Saint Paul, Minnesota on Thursday, April 6, 2006 at 2:00 p.m. and at any adjournment thereof, the shares of common stock of the Company allocated to my accounts.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. I understand this card must be returned to the Trustee if my voting instructions are to be honored. If it is not received by the Trustee, or if it is received but the voting instructions are invalid, the shares of stock with respect to which I could have directed the Trustee shall be voted by the Trustee in accordance with the terms of the plans. The Trustee is hereby directed to vote as indicated on the following proposals which are more fully described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Voting Instruction Card

Your telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your voting instruction card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Monday, April 3, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/ful/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the internet to vote 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Monday, April 3, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we’ve provided or return it to H.B. Fuller Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR VOTING INSTRUCTION CARD

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

1. Election of directors:	01 Richard L. Marcantonio	03 Albert P.L. Stroucken	☐ Vote FOR	☐ Vote WITHHELD
	02 Alfredo L. Rovira		all nominees (except as specified below)	from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number of the nominee in the box provided to the right.)

2. To approve the Amended and Restated Year 2000 Stock Incentive Plan.			☐ For ☐ Against ☐ Abstain

3. To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 2, 2006.			☐ For ☐ Against ☐ Abstain

THIS VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box    ☐      Indicate changes below:                                     Date

Signature(s) in Box

Please sign exactly as your name(s) appear on this voting instruction card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the voting instruction card.